Registration No. 33-_____

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549
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                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
               --------------------------------------------------

                          AMERICAN EXPLORATION COMPANY
             (Exact name of registrant as specified in its charter)

        Delaware                                                74-2086890
(State or Other Jurisdiction of                               (I.R.S. Employer
Incorporation or Organization)                               Identification No.)

       1331 Lamar, Suite 900
         Houston, Texas                                          77010-3088
(Address of Principal Executive Offices)                         (Zip Code)

                        1994 AMERICAN EXPLORATION COMPANY
                             STOCK COMPENSATION PLAN
                            (Full Title of the Plan)

                                  John M. Hogan
                Senior Vice President and Chief Financial Officer
                          AMERICAN EXPLORATION COMPANY
                              1331 Lamar, Suite 900
                            Houston, Texas 77010-3088
                     (Name and address of agent for service)

                                 (713) 756-6000
          (Telephone number, including area code, of agent for service)
               --------------------------------------------------

                         CALCULATION OF REGISTRATION FEE

- --------------------------------------------------------------------------------
                                      Proposed      Proposed
Title of           Amount to be       Maximum       Maximum
Securities         Registered         Offering      Aggregate      Amount of
to be                                 Price Per     Offering       Registration
Registered                            Share(1)      Price(1)       Fee
- -------------     -----------------   ---------     ----------     -------------
Common Stock,
par value         900,000 shares(2)   $11.875       $10,687,500    $3,685.34
$.05 per share
- --------------------------------------------------------------------------------


1 In accordance with Rule 457(h), the maximum aggregate offering price and the registration fee have been computed on the basis of the average of the high and low prices for the Common Stock of American Exploration Company, par value $0.05 per share (the "Common Stock"), as reported on the American Stock Exchange for May 9, 1996 ($11.875 per share).

2 This Registration Statement also covers such additional shares of Common Stock as may be issuable pursuant to adjustments, as provided in Section
     5.1 of the American Exploration Company Stock Compensation Plan, for stock dividends, splits, combinations or other changes or recapitalizations.

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            1994 AMERICAN EXPLORATION COMPANY STOCK COMPENSATION PLAN

                                     PART I


              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Item 1.  Plan Information

         This Registration Statement relates to the registration of 900,000 shares of Common Stock, par value $.05 per share (the "Common Stock"), of American Exploration Company (the "Company" or "Registrant") to be offered or sold pursuant to the 1994 American Exploration Company Stock Compensation Plan (the "Plan").

         The documents containing the information about the Plan specified in
Part I of Form S-8 will be sent or given to eligible and/or participating employees of the Company as specified by Rule 428(b)(1) of Regulation C under the Securities Act of 1933, as amended (the "Securities Act"), and such documents taken together with the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of Form S-8 shall constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.



Item 2.  Registrant Information and Employee Plan Annual Information.

         The Company shall provide a written statement to participants in the Plan advising them of the availability, without charge, upon written or oral request, of the documents incorporated by reference in Item 3 of Part II of this Registration Statement, such documents which are incorporated by reference into the Section 10(a) prospectus and the documents required to be delivered to them pursuant to Rule 428(b) of Regulation C under the Securities Act. The address, title of the individual or department and telephone number to which the request is to be directed shall be provided to participants in the Plan.

                                     PART II


               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT



Item 3.  Incorporation of Documents by Reference.

         The following documents, which are on file with the Securities and Exchange Commission (the "Commission"), are incorporated herein by reference and made a part hereof:

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                  (a)      Annual Report on Form 10-K for the fiscal year ended
                           December 31, 1995.

                  (b) Quarterly Report on Form 10-Q for the fiscal period ended March 31, 1996.

                  (c)      Report on Form 8-K dated March 15, 1996.

                  (d) Description of Common Stock on Forms 8-A, filed on April 30, 1984, November 16, 1987 and October 1,1993; and

                  (e) Description of Depositary Shares and Convertible Preferred Stock on Form 8-A, filed on March 23, 1994; including any amendment or reports filed for the purpose of updating such description.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of any post-effective amendment to this Registration Statement which indicates that all of the shares of Common Stock offered have been sold or which deregister all of such shares then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

         Not Applicable; the class of securities to be offered is registered under Section 12 of the Exchange Act.

Item 5.  Interests of Named Experts and Counsel.

                  Not Applicable

Item 6.  Indemnification of Directors and Officers.

                  The Company's Bylaws provide that the Company shall indemnify all directors and officers of the Company to the fullest extent now permitted by the Delaware General Corporation Law. Under such provisions, any director or officer who, in his capacity as such, is made or threatened to be made a party to any suit or proceeding, shall be indemnified if such director or officer acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Company and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. The Bylaws and the Delaware General Corporation Law further provide that such indemnification is not exclusive of any other rights to which such individuals may be entitled under the Company's Restated Certificate of Incorporation, Bylaws, any agreement, insurance policies, vote of stockholders or disinterested directors or otherwise.

         In addition, the Company's Restated Certificate of Incorporation provides that the Company's directors will not be liable for monetary damages for breach of the directors' fiduciary duty of care to the Company and its stockholders. This provision in the Restated Certificate of Incorporation does not eliminate the directors' fiduciary duty of care, and in appropriate circumstances, equitable remedies such as an injunction or other forms of nonmonetary relief would remain available under Delaware law. Furthermore, each director will continue to be subject to liability for (i) breach of the

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director's duty of loyalty to the Company and its stockholders, (ii) acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, (iii) liability arising under Section 174 of the Delaware General Corporation Law (relating to unlawful payment of dividends and unlawful purchases of redemptions of the Company's stock) or (iv) any transaction from which the director derived an improper personal benefit. This provision does not affect a director's responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.

                  No member of the Compensation Committee (the "Committee") of the Board of Directors (the "Board") or the Board shall be personally liable by reason of any contract or other instrument relating to the Plan executed by such member or on such member's behalf in his or her capacity as a member of the Committee or the Board or for any mistake of judgment made in good faith, and the Company shall indemnify and hold harmless each employee, officer or Director of the Company to whom any duty or power relating to the administration or interpretation of the Plan may be allocated or delegated, against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim) arising out of any act or omission to act in connection with the Plan unless arising out of such person's own fraud or bad faith.

                  The Company also maintains insurance policies insuring its directors and officers against liability for certain acts and omissions while acting in their official capacities.

Item 7.  Exemption From Registration Claimed.

         Not Applicable, because no securities are being reoffered or resold.

Item 8.  Exhibits.

         The following exhibits are filed as part of this Registration Statement on Form S-8:

Exhibit No.

*3.1 Restated Certificate of Incorporation of American Exploration Company as supplemented by Certificate of Amendment of Restated Certificate of Incorporation of American Exploration Company dated June 13, 1995 (Form 10-K, December 31, 1995, Exhibit 3(a)).

*3.3     Amended and Restated Bylaws of the Company (Form 8-A, March 23, 1994,
         Exhibit 2).

 4.1 Copy of the 1994 American Exploration Company Stock Compensation Plan (Share and share equivalent amounts are prior to the 1 for 10 reverse stock split effective June 13, 1995).

*4.2 Rights Agreement, dated as of September 28, 1993, between American Exploration Company and Society National Bank (Form 8-K, September 28, 1993, Exhibit 4), as supplemented by Amendment to Rights Agreement, dated as of August 3, 1994, between American Exploration Company and Society National Bank (Form 8-K, August 31, 1994, Exhibit 4).

*4.3 Certificate of Designation of the $450 Cumulative Convertible Preferred Stock, Series C, dated December 14, 1993 (Form S-3, January 4, 1994, Registration No. 33-51795, Exhibit 4.3), as supplemented by Certificate of Correction to the Certificate of Designation of the $450 Cumulative Convertible Preferred Stock, Series C, dated December 29, 1993 (Form S-3, January 4, 1994, Registration No. 33-51795, Exhibit 4.4).

*4.4 Deposit Agreement, dated as of December 10, 1993, by and among American Exploration Company, Harris Trust and Savings Bank and the holders from time to time of Depositary Receipts (Form S-3, January 4, 1994, Registration No. 33-51795, Exhibit 4.5).

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 5.1     Legal Opinion of Patterson, Belknap, Webb & Tyler LLP, counsel to the
         Company, regarding the legality of the Common Stock being registered by the Company.

23.1     Consent of Arthur Andersen LLP

23.2     Consent of Patterson, Belknap, Webb & Tyler LLP (contained in Exhibit
         5.1)
- ------------
*Incorporated by reference


Item 9.  Undertakings.

         (a)      RULE 415 OFFERING. The Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) FILINGS INCORPORATING SUBSEQUENT EXCHANGE ACT DOCUMENTS BY REFERENCE. The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Exchange Act), that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

         (c) INDEMNIFICATION. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 9th day of May, 1996.

                                                    AMERICAN EXPLORATION COMPANY


                                                   By:       /s/ MARK E. ANDREWS
                                                                 Mark E. Andrews
                                                   (Principal Executive Officer)

                  Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

       SIGNATURE                             TITLE                      DATE


 /s/ MARK E. ANDREWS          Chairman of the Board,                 May 9, 1996
    Mark E. Andrews           Chief Executive Officer
                              and Director (Principal
                              Executive Officer)

 /s/ JOHN M. HOGAN            Senior Vice President                  May 9, 1996
     John M. Hogan            and Chief Financial
                              Officer (Principal
                              Financial and
                              Accounting Officer)

 /s/ HARRY W. COLMERY, JR.    Director                               May 9, 1996
     Harry W. Colmery, Jr.


 /s/ IRVIN K. CULPEPPER, JR.  Director                               May 9, 1996
     Irvin K. Culpepper, Jr.


     ___________________      Director                              May __, 1996
     Walter J.P. Curley


 /s/ PHILLIP FROST, M.D.      Director                               May 9, 1996
     Phillip Frost, M.D.


 /s/ PETER G. GERRY           Director                               May 9, 1996
     Peter G. Gerry


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 /s/ H. PHIPPS HOFFSTOT, III   Director      May 9, 1996
     H. Phipps Hoffstot, III


 /s/ JOHN H. MOORE            Director       May 9, 1996
     John H. Moore


 /s/ PETER P. NITZE            Director      May 9, 1996
     Peter P. Nitze


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